UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2015

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed by Lam Research Corporation (the “Company”) on March 13, 2014 (the “Prior 8-K”), on March 12, 2014, the Company entered into an unsecured credit agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; BNP Paribas, Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents; and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers. The Credit Agreement provides for a $300 million revolving unsecured credit facility.

On March 5, 2015, the Company entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment deleted the covenant in the Credit Agreement that restricted the Company and its subsidiaries from entering into agreements or arrangements that prohibit, restrict or impose conditions on (i) the ability of the Company or its subsidiaries to create, incur or permit liens on its property and (ii) the ability of the Company’s subsidiaries to pay dividends or distributions to their equity holders or to make or repay loans or advances to the Company or any other subsidiary or to guarantee indebtedness of the Company or any other subsidiary. The Amendment also eliminated the Credit Agreement’s letter of credit sub-facility and updated certain tax provisions.

The foregoing description of the Amendment does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Amendment, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference. The Credit Agreement is summarized in more detail in the Prior 8-K, which summary is qualified in all respects by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 to the Prior 8-K and incorporated into this Item 1.01 by reference, in each case as amended or superseded by the disclosure provided herein and the full text of the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

Item 8.01. Other Events

On March 5, 2015, the Company entered into an underwriting agreement with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriting Agreement”), relating to the issuance and sale of (i) $500 million aggregate principal amount of the Company’s 2.750% Senior Notes due 2020 (the “2020 Notes”) and (ii) $500 million aggregate principal amount of the Company’s 3.800% Senior Notes due 2025 (together with the 2020 Notes, the “Notes”) in a public offering under the Company’s Registration Statement on Form S-3 (SEC Registration No. 333-202110) (the “Registration Statement”).

The Notes are to be issued pursuant to the Indenture, dated as of February 13, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of March 12, 2015, between the Company and the Trustee. The issuance and sale of the Notes is expected to close on March 12, 2015.

In connection with the public offering of the Notes, the Company is filing the Underwriting Agreement as Exhibit 1.1 to this Current Report on Form 8-K for the purpose of incorporating such exhibit into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated March 5, 2015, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

10.1	Credit Agreement dated March 12, 2014 among Lam Research Corporation and the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, BNP Paribas, Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2014)

10.2	First Amendment to Credit Agreement dated March 5, 2015 among Lam Research Corporation, the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

LAM RESEARCH CORPORATION

By:	/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 5, 2015, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

10.1	Credit Agreement dated March 12, 2014 among Lam Research Corporation and the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, BNP Paribas, Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2014)

10.2	First Amendment to Credit Agreement dated March 5, 2015 among Lam Research Corporation, the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent